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SPACInsider Podcast Transcript

Nick Clayton: Hello and welcome to another SPACInsider podcast, where we bring an independent eye in interviewing the targets of SPAC transactions and their SPAC partners. I’m Nick Clayton and this week, my colleague Marlena Haddad and I will be speaking with real estate investment marketplace Appreciate, which announced a $416 million deal with PropTech Investment Corp II in May.

CEO Chris Laurence and President Kevin Ortner explain how they built a unique end-to-end platform for real estate investors looking to buy properties to rent out far afield from their local market, be they institutions or moms and pops. They also give us the low down on what the single-family housing market looks like from inside the machine and how capital can best be put to use in the current climate.

PropTech II’s co-CEO and CFO Joe Beck also joins to walk through how the SPAC’s prolific team has shifted criteria to match the times and what metrics seemed the most meaningful when evaluating a target in this market. Take a listen.

Anyone who’s watched any HGTV probably has had some thoughts about buying and flipping houses, but it’s a lot harder than those shows make it look. Just assuming that the buyer isn’t using a digital marketplace like Renters Warehouse, what are some of the difficulties and risks that they’re going to run into there, Chris and Kevin?

Kevin: The big advantage of using a digital marketplace and a management platform like Renters Warehouse and Appreciate is the fact that you can buy outside of your market. You can buy in other markets where maybe, great example, is people who live in LA or San Francisco, or somewhere along the coast, oftentimes it’s challenging to find rental properties that really work from a cash flow or yield perspective.

If you want to invest in real estate, you can head to other markets in the Midwest where maybe it makes more sense. That in the past has been very challenging because you are not there to touch and feel and see that property and using platforms like Renters Warehouse allows you to be able to understand what that property’s going to generate from a yield perspective, to be able to see photographs, videos, talk to someone live on the ground in that market about the property, and then ultimately have someone take care of that property for you with the transparency that our platform brings to that from understanding what’s happening: is your resident paying rent, what are the repairs and maintenance needs in that home?

Everything, you’d be able to see that from wherever you live across the country. It really opens up access to real estate investing much easier than maybe traditionally in the past where you couldn’t invest as easily outside of your market.

Nick: Yes, that makes sense. Joe, just when you were looking at the PropTech space, I’m interested in just what some of your criteria was as you were searching for a target, because there’s so many different ways that the space is being digitized now, there’s so many different slices of it. Were you looking for a company that maybe holds inventory or one that was asset light versus one that makes a little bit more on the transactions versus what more perpetual SaaS approach to the proptech space? There’s just so many different ways, what were some of the things you were interested in there?

Joe: Yes, great question. The short answer is we’re agnostic across all of proptech. We look at software, we look at hardware, we look at asset-intensive, asset light, across all different sectors. In fact, before meeting Chris and Kevin, my partner, Tom Hennessy, and I, we’d reviewed plus or minus 100 opportunities across real estate technology broadly. But when we met Chris and Kevin, I’d say they immediately rose to the top of our list.

We were looking for an accomplished management team that had SFR experience or industry-specific experience, proven revenue model, delivering meaningful financial results to investors, highly scalable unit economics, compelling fundamentals. One of the things we really liked about Appreciate is the EBITDA profile, particularly in this market environment where cash is king. These guys have been EBITDA break even for the last two years and they’re going to generate, we think, a meaningful amount of EBITDA next year. Those were all attributes that we’d liked. I’d say on the other end of the spectrum, when you talk about asset-intensive, capital-intensive businesses in this market, that really require a lot of cash in a De-SPAC transaction, that’s something that we weren’t looking for. Maybe a year, two years ago that would’ve worked, but these days, businesses that don’t need a lot of capital to fund growth rose to the top of our list in our criteria.

Marlena Haddad: For Chris and Kevin, how has Appreciate’s platform evolved since its founding back in 2007? Both the housing market and consumer behaviors have changed quite a bit since then.

Kevin: Started the business in 2007. Then we were really just a property management company, so we helped investors lease homes and managed their homes. We’ve since evolved in a big way in the fact that we now have an end-to-end platform. What we mean by that is we help investors of all sizes with any aspect of the single-family rental life cycle, from identifying new markets at acquiring the home, through our marketplace technology, we can assist in renovation of those properties and ultimately the property management of the home as well.

Being able to bring all of those components together in one place has really changed our ability to serve the real estate investor, and really we have two types of clients. We have what we refer to as our institutional investors. Those large funds, maybe Wall Street funds or other large private equity funds that are buying and investing in single-family rental properties across the country, in multiple markets. We help clients like that across our suite of services- so acquisitions, renovation, and property management.

We also help what we refer to as retail investors, which are smaller mom and pop landlords who maybe owned one or two homes, or maybe they’ve built a small portfolio of homes, but having the same access to technology and data as the larger institutional funds have, is really our goal to democratize real estate investment and make the same tools and technology available to those smaller investors.

Marlena: Got it. At what point did you realize that there was a big opportunity in serving institutional buyers and what advantages do they bring as customers?

Chris: Both in terms of property management versus marketplace and institutional versus retail, we think we started with the hard part. We started with property management, which requires local presence in all of the markets in which we operate. It’s a tough business to get right. If it were easy, people wouldn’t need a professional property manager. Likewise with retail versus institutional, I would argue you could probably find a way to make money if you have a client that brings you 2,000 properties to manage. Making money with 2,000 different clients, each with one property is a tougher task. The fact that we’ve started with the hard part and then grew into institutional and grew into a marketplace, I think, put us in a better position to expand and keep our customers happy while we expanded; than others who might have started with a technology based marketplace, but then ran into issues, trying to execute on the ground and keep those customers who expected us smooth internet experience then it ran into the reality of plumbing issues and electrical issues like we’ve dealt with for a long time.

I think we realized probably starting in 2015 and 2016 that institutional investors who had come in after the great recession were here to stay. That they had realized this wasn’t just a trade, this was a business that they had built and companies the likes of Invitation Homes and American Homes 4 Rent and others like them, had built up significant businesses and they had to build their own infrastructure because they didn’t have a choice. We didn’t have scale at the time. There was no one that could provide a national footprint professional experience like we do today, but institutions that are coming into the market today, we’re finding would prefer to use someone like us as opposed to building all that internally. They’d rather focus on their core competencies, which is raising capital and maintaining relationships with investors, as opposed to managing an air conditioning unit that goes out in the middle of the night.

Nick: Yes, totally. We are now starting to see a few signs that the housing market is cooling, but you guys have your fingertips on a lot more data. What are you seeing in terms of that and how does that affect what you guys do?

Chris: We certainly are seeing the market cooling. The SFR is not the same as residential real estate. When you see residential brokerage is laying off agents, the trends in our business are quite different, and they affect different parts of our business differently. If people decide not to sell homes, that might affect our commissions in selling homes, but on the other hand those people are landlords too. When they decide not to sell homes it means they stay customers on our system and our selling insurance goes down and our customer lifetime value goes up.

We’re pretty hedged by having marketplace and management. We’re pretty hedged by having retail and institutional. One of the big trends that we’ve seen this year with mortgage rates almost doubling is a competition from owner occupants has decreased significantly. When we’re making bids on homes that would become SFR homes, or maybe they already are SFR homes; unlike apartments, which are always rentals, home can be a rental or it can be lived in.

Earlier this year, most of the competition we had was from people living in those homes. With 30-year fixed mortgage rates significantly increased those buyers now can’t necessarily afford the same property. We’re seeing competition for our institutional buyers go down and they’re winning a higher percentage of the offers that they’re putting in. There’s some effects in both directions, but by and large, we would rather have more inventory and more transactions, even if the price is not climbing at 10% or 20% per year.

Nick: Yes. You were touching upon it there, but just to get into that revenue mix a bit. You’re currently generating most of your revenue through the properties you manage, but you expect the marketplace to take an increasing share of that mix moving forward. Can you get into how that’s going to come about? Is that more due to your efforts to get more big buyers on the platform or have you changed your products and fee structures and stuff like that at all?

Chris: The marketplace is about 40% of our business this year, it’s expected to be 50% next year. The growth in our business differs, whether you’re talking about the institutional side of our business or the retail side of our business. On the institutional side, it’s largely new customers and growth with our existing institutional customers. There’s a tremendous amount of dry powder with funds that have raised money to acquire SFR properties and we’re a great solution for those firms that have raised money.

The momentum on the institutional side of the business is going to grow our marketplace. Then over 95% of the properties that we buy for these institutions turned into managed properties, so it also grows our management business. On the retail side of our business, the story’s a little bit different. We’ve been cash constrained and retail is driven by marketing to an extraordinary degree. Over the last five years, we’ve looked at the R2 correlation between our marketing spend and our properties added and it’s 95%.

Getting back to marketing aggressively to retail investors who either want to buy a home, you want to buy an SFR investment property or maybe they already own an investment property and we want to make them aware that we’re a great management solution for them. The retail growth is driven by getting back to increasing that awareness through consumer marketing.

Joe: I’ll just add to that. That was one of the stats that really stood out to us the most from the get-go: 13.5 LTV to CAC. That’s the lifetime value of a customer that Appreciate acquires over the cost of acquiring that customer. Appreciate really, hasn’t had a meaningful amount of primary growth capital injected into the business over the last few years. We saw this as a unique opportunity today to really back the business with meaningful capital from a De-SPAC transaction and really invest behind those metrics that Chris just referred to.

Marlena: Then just going off of that, although you’re growing your client base among the institutions, retail buyers have still made up most of your business recently. What are you seeing in terms of the macro changes around who is buying these days and who’s still renting?

Kevin: Great question. A big percentage of our business remains the retail investors, while that institutional share Chris was talking about earlier certainly is growing. That retail investor is very, very important and they’re continuing to buy as well. Although the mortgage rate environment is changing and creating maybe new challenges or people having to look at different markets to go and buy these homes. There’s still a lot of retail investor activity.

Really if you think about it, the reason for that is the fact that it’s been really suppressed frankly the last couple of years as these retail investors trying to buy single-family rentals have been competing with owner occupied buyers that have been bidding up homes and frankly paying more that it would make sense to have that property as a rental property. As we see that competition for homes come down, it gives the investors an opportunity to come in and maybe get a property at the price that makes sense for them to cash flow or create the right kind of yield. They’re still out there buying, but really it’s interesting to also see the demand shift between as all of those people who are now maybe priced out of the market that we’ve been hearing about in the news. If you look at home price appreciation for the last 18 to 24 months and now the fact that mortgage rates have nearly doubled since the beginning of the year, effectively a cost to own home on a monthly mortgage payment is up 50%. That has priced out a significant number of people to be able do that who still want to live in that same type of house, whether it’s the same neighborhood or school district or having that backyard for the family. They want to live in a single-family home.

They’re turning to renting, which continues to increase the rental demand that we’re seeing across the country and is really fueling and continuing to fuel the really large rental rate increases we’re seeing. There’s been some question over the past couple of months, is this really aggressive rent growth going to start to slow as the real estate market slows down? We haven’t seen evidence of that yet. In fact, John Burns Real Estate Consulting - great data - they put out their June rent growth numbers and they were still strong as they had been for most of the first half of the year.

Renting is becoming an option or really the option for a lot of folks who wanted to move into a single-family rental or a single-family home, they wanted to purchase one. They’re now turning to renting those properties, which is fueling demand, fueling rent growth and that rent growth frankly is helping offset the cost of owning a property with the interest rates going up for these investors as well, really making the numbers work and so we continue to see a lot of interest in buying on the retail side.

Chris: One thing that interest rates aren’t changing is demographics. Growth rate in the millennial demographic, key home buying demographic, whether they can buy a home or whether they want a single-family home for a growing family, the population growth rates in that demo are significantly higher than the overall population and none of these macroeconomic factors are changing that.

Marlena: Got it. Then, I think it’s pretty safe to say that there is a fair amount of competition in the property management space. What’s your biggest differentiator from the other listed players there?

Chris: Yes, there’s a large number of small local property managers. There’s a smaller group, maybe a handful or a couple handfuls of larger national or multiregional players. What we think our clients like most about us is that we are an end-to-end solution. If a client is looking to invest in SFR, they can buy a property through us. We can manage the renovation of that property to get it ready for rent. We can locate a resident for the property and then we can manage the property. Historically, the two halves of the marketplace and management have been separate. The marketplace, typically, people have been going to traditional real estate brokers like, I think, Coldwell Banker or RE/MAX, who aren’t experts at real estate and SFR investing. Then on the property management side, the largest, the most common competitor out there is a small local property management company who typically hasn’t kept up with technology.

By having those two parts of the business separate, sometimes you get a disconnect in between where your realtor or your agent says, “This property can get $1,800 a month in rent.” Great, you buy the property, you do your pro formas. You then turn to find a tenant at $1,800 a month and the placement agent says to you, “Who told you that? This is $1,600 a month in rent.” You’re never going to catch up to that in your return. The fact that we have to sleep in the bed we’ve made with our clients, if we say it’s $1,800, first of all, we have a really good view on $1,800 because we’re in the market actively renting properties. We know that we then have to get $1,800 for that property.

When we’re underwriting rents, last year our average was 103% of underwritten rent. 100% would be perfect. If you were going to be off, you want to be off a little bit on the high side, which is where we were. That makes our clients happy that they found an end-to-end solution because they don’t have that breakdown in the middle that impacts their economics.

Nick: Definitely. Moving over to the SPAC side of things, Chris and Kevin, just how did you come around to the decision to opt for a SPAC deal? Appreciate had gone the private equity route before. Why go public rather than seek out some more private funding? Why SPAC versus IPO?

Chris: We saw a huge opportunity in the SFR space. There’s a huge TAM. There’s a huge opportunity. There’s huge tailwinds for the industry. I think being public will get us access to capital, but also visibility. A lot of the time, even with institutions, getting found by institutions and making them aware that we have this offering is key. We’ve already seen the publicity that comes from an announced SPAC transaction leading to a lot of unsolicited inbound inquiries from both institutional and retail clients. We looked at a traditional way IPO. We looked at business combinations with SPAC. We concluded that SPAC route was preferable. Partly knowing that the IPO market can open and close. I think, right now we feel really good with the decision to partner up with PropTech because right now, if we were pursuing a traditional way IPO, I think we probably wouldn’t be still pursuing that right now in the current market conditions.

Marlena: What aspect of being a public company do you think will bring the greatest benefit to Appreciate?

Joe: I think what Chris mentioned earlier is the branding of it and partly for the retail investors, if you’re investing with Appreciate, you want to know that you’re investing with a reputable stable business. I think there’s going to be a lot of momentum coming out of that and also on the institutional side, that’s what Chris was just referring to having your name out there, gives you huge benefits from a branding perspective to procure large institutional owners of SFR properties as customers. We’re already seeing some of that.

I think it’s a lot of that and then it’s also capital. This business I mentioned earlier doesn’t need a lot of capital but there’s a high ROI on the capital that we do bring to bear. Coming out of this De-SPAC transaction, I believe we only require about 15 million of primary growth capital to fund the business through next year and we’re confident we’re going to be able to bring that through our De-SPAC. That’s going to be another benefit going forward into 2023.

Marlena: It seems like Appreciate is currently present in about half of the United States, but not entirely. What are the areas of the country that seem like the most appealing expansion markets? Would M&A be an option for expanding?

Kevin: We are currently in 40 markets across the United States, with 25 of those being corporate-owned or company-owned locations and the remainder being franchised. We historically had been selling some franchises of our business and about 15 franchises across the country remain today. We plan for this business to be in every market where it should be, every major market inside the next several years. Today, how we really grow and expand the business is alongside of our institutional partners.

What I mean by that is we have an institutional client whether they’re a current client or a prospective client and they’re interested in moving into a new market, we’ll move alongside with them. This really gives us the benefit to be able to be near to cash flow positive day one in that market because we’ll be taking on a portfolio of homes, perhaps with a client that they had just purchased or they may be signing up with us to be doing what we call programmatic acquisitions in that market, where we’re doing high volume, buying, and acquisitions of single-home rentals for them in a market.

Historically for our business, it was a little bit of a more challenging decision on when and where to open because with just retail business and with just our property management revenue streams, it could take anywhere between 18 to 24 months to break even in the new market because it was marketing driven growth, where we were spending those marketing dollars and building a team, whereas now we’ll build a foundation in a new market with an institutional client and then expand into that retail as well.

We could get into these new markets certainly via greenfield but you mentioned M&A and that’s a great opportunity for us, there’s something like 80,000 smaller mom and pop property management companies across the country and those are great targets for us, and not only are they great targets for M&A but we have the ability really increase the revenue running through those locations. Most of those mom and pop property management firms are just retail and just property management, they lack marketplace technology and they’re not serving institutional clients which we could bring to those acquisitions as well.

Nick: Great. As you mentioned your M&A gets easier once you’re a public company. Do you have a particular preference in terms of, how you would approach the mix of cash or stock when you get into these deals? I imagine for rolling up property managers, for instance, the having access to public shares is a part of a deal, is probably very attractive to them but just in general do you have a preferential approach when you’re thinking about those opportunities?

Chris: I think it would depend partly on the role that we’re looking for the management of the acquired company to play going forward. Also, what their interest was. I think there’s a lot of people in the industry who are believers in the industry who don’t necessarily want to cash out, given them the opportunity to maintain some upside opportunity through ownership in a public stock like Appreciate I think they’d be interested in that and could potentially incentivize them to remain with the business and continue to grow the business if that were part of our plan for the acquired company.

Nick: Great. You’re also getting close to the finish line for this deal and I wanted to ask for just a little an update in terms of your timeline but also point out that just given that this deal was announced in May, you guys have gotten here at remarkable speed. I also want to ask what’s your secret there?

Joe: I should say our ultimate sponsor is Hennessey Capital and so those that know SPAC probably know Hennessey. We’ve been collectively-- think we’ve done 10 SPACs dating back 10 years now. We have this down to a science, we’re a well-oiled machine in terms of getting things executed. We announced the transaction in May. We’re deep into the SEC review process currently and based on our latest communications with the SEC, we think a closing in early Q4 is pretty likely. We’re excited to be a public company. I think we’re going to really enjoy going to New York to ring the bell. Hopefully soon.

Marlena: Awesome. On the technological side, we see lots of proptech companies doing interesting things in terms of digitizing the home buying process. What is the technology that you guys are most excited about?

Chris: We’ve developed a proprietary platform integrated with Salesforce that drives our business across the marketplace and the management segment we play in. I think what we are excited about is the scalability of that platform. I think one of the things that’s kept management companies local in the past is the challenge of expanding beyond what someone could manage on a desktop. The fact that anyone in our company has access to the same information on anything about the relationship with that client. And then the landlord has 24/7 visibility through apps and portals, the tenant has 24/7 visibility through apps and portals for anything from logging and scheduling, repair and maintenance requests, to billing and collecting rent. We’re excited to build on that platform with the scalability that it gives us now. We also want to, as you mentioned, digitize the home buying process. I think that’s a longer-term play. There’s a lot of people that think that’s a big opportunity as do we, but there are also pretty fractured state and local market regulations that can make that challenging. I think anyone who thinks that’s going to happen overnight is probably going to be disappointed.

Nick: Not everything’s an easy fix when it comes to technology or especially around the home buying as we’ve seen with a lot of companies that are trying to do it and a lot of them have just one piece of it, but can’t get the rest, but either way, Appreciate, it’s just a really interesting approach to the market and a solution to the market that we’re really excited to see get there.

We’re excited to see the bell ringing as well, forward to seeing you guys up there. Also, we’re interested to see just how it plays out, because as you’ve all mentioned this is going to be a really fun and interesting stock that’s going to be touching upon the market in some interesting ways with a lot of eyes on housing and on interest rates. Thanks so much for the interesting discussion and thanks so much for joining.

Chris: Thank you.

Forward-Looking Statements Disclaimer

Certain statements in this communication may be considered forward-looking statements. Forward-looking statements generally relate to future events or PropTech Investment Corporation II’s (“PTIC II”) or RW National Holdings, LLC’s (d/b/a Appreciate) (“Appreciate”) future financial or operating performance, and other “forward-looking statements” (as such term is defined in the Private Securities Litigation Reform Act of 1995), which include statements relating to the proposed business combination. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook,” or the negatives of these terms or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are subject to a number of risks and uncertainties, including the inability of the parties to successfully or timely complete the proposed business combination; failure to realize the anticipated benefits of the proposed business combination; and the possibility that Appreciate, PTIC II, or the combined company may be adversely affected by other demographic, economic, business, and/or competitive factors in the real estate industry. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements.

These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Appreciate and its management, and/or PTIC II and its management, as the case may be, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the business combination agreement; (2) the outcome of any legal proceedings that may be instituted against Appreciate, PTIC II, the combined company, or others following the announcement of the business combination and the business combination agreement; (3) the inability to complete the business combination due to the failure to obtain approval of the stockholders of PTIC II, to obtain financing to complete the business combination, or to satisfy other conditions to closing; (4) the failure of any condition precedent to the committed equity facility in connection with the common stock purchase agreement by and between PTIC II and CF Principal Investments LLC, which could cause the termination of such facility; (5) changes to the proposed structure of the business combination that may be required or appropriate as a result of applicable laws or regulations or as a condition to obtaining regulatory approval of the business combination; (6) the ability to meet stock exchange listing standards at or following the consummation of the business combination; (7) the risk that the business combination disrupts current plans and operations of Appreciate or PTIC II as a result of the announcement and consummation of the business combination; (8) the ability to recognize the anticipated benefits of the business combination, which may be affected by, among other things, competition, the ability of the combined company to grow and manage growth profitably, maintain relationships with customers and suppliers and retain its management and key employees; (9) costs related to the business combination; (10) changes in applicable laws or regulations; (11) Appreciate’s estimates of expenses and profitability; (12) the failure to realize anticipated pro forma results or projections and underlying assumptions, including with respect to estimated stockholder redemptions, purchase price, and other adjustments; (13) debt defaults, and the need for or failure to obtain additional capital; and (14) other risks and uncertainties set forth in the sections entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in PTIC II’s Annual Report on Form 10-K for the year ended December 31, 2021 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2022, and June 30, 2022, in the preliminary proxy statement relating to the business combination, and in subsequent filings with the Securities and Exchange Commission (“SEC”), including the definitive proxy statement relating to the business combination. There may be additional risks that neither PTIC II nor Appreciate presently know or that PTIC II and Appreciate currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements.

Nothing herein should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Neither Appreciate nor PTIC II undertakes any duty, and each of Appreciate and PTIC II expressly disclaims any obligation, to update or alter any projections or forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information About the Proposed Business Combination and Where to Find It

In connection with the proposed business combination, on July 14, 2022, PTIC II has filed with the SEC a preliminary proxy statement (as amended from time to time) relating to the business combination. When available, PTIC II will mail a definitive proxy statement and other relevant documents to its stockholders as of a record date to be established for voting on the proposed business combination. The foregoing does not contain all the information that should be considered concerning the proposed business combination and is not intended to form the basis of any investment decision or any other decision in respect of the business combination. PTIC II’s stockholders and other interested persons are advised to read the preliminary proxy statement and, when available, the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed business combination, as these materials will contain important information about PTIC II, Appreciate and the business combination. PTIC II stockholders are able to obtain copies of the preliminary proxy statement, and will also be able to obtain copies of subsequent amendments to the preliminary proxy statement, to the definitive proxy statement, and to other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to: PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014.

Before making any voting or investment decision, investors and security holders of PTIC II are urged to carefully read the entire preliminary proxy statement and, when available, the amendments thereto and the definitive proxy statement and other documents filed in connection with the proposed business combination with the SEC, because they will contain important information about the proposed transaction.

Participants in the Solicitation

PTIC II and its directors and executive officers may be deemed participants in the solicitation of proxies from PTIC II’s stockholders with respect to the stockholder proposals. A list of the names of those directors and executive officers and a description of their interests in PTIC II is contained in the preliminary proxy statement and is available free of charge at the SEC’s website at www.sec.gov, or by directing a request to PropTech Investment Corporation II, 3415 N. Pines Way, Suite 204, Wilson, Wyoming 83014.

Appreciate and its directors and executive officers may also be deemed to be participants in the solicitation of proxies from the stockholders of PTIC II in connection with the stockholder proposals. A list of the names of such directors and executive officers and information regarding their interests in the stockholder proposals is included in the preliminary proxy statement and is available free of charge as noted above.

No Offer or Solicitation

This communication shall not constitute a solicitation of a proxy, consent or authorization with respect to any securities or in respect of the stockholder proposals. The foregoing shall not constitute an offer to sell or the solicitation of an offer to buy or subscribe for any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, or an exemption therefrom.